Contact:

Dr. Richard D. Propper
Chairman of the Board
Chardan North China Acquisition Corporation
858-847-9000

FOR IMMEDIATE RELEASE

                   CHARDAN NORTH CHINA ACQUISITION CORPORATION
                        COMPLETES INITIAL PUBLIC OFFERING

      San Diego, California, August 10, 2005 - Chardan North China Acquisition Corporation (OTC Bulletin Board: CNCAU) announced today that its initial public offering of 5,000,000 units was consummated. Each unit consists of one share of common stock and two warrants. The units were sold at an offering price of $6.00 per unit, generating gross proceeds of $30,000,000 to the Company. EarlyBirdCapital, Inc. acted as lead underwriter for the initial public offering. A copy of the prospectus may be obtained from EarlyBirdCapital, Inc., 275 Madison Avenue, Suite 1203, New York, New York 10016.

      Audited financial statements as of August 10, 2005 reflecting receipt of the proceeds upon consummation of the initial public offering have been issued by the Company and are included as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission.



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